UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2015
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ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 950
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers

On August 1, 2015, William D. Rogers was appointed to replace Gary L. Whitlock as a director of the board of directors (the “Board”) of Enable GP, LLC (“Enable GP), the general partner of Enable Midstream Partners, LP (the “Partnership”). Mr. Rogers was appointed, and Mr. Whitlock was removed, as a director by CenterPoint Energy, Inc. (“CenterPoint Energy”). Mr. Rogers currently serves as Executive Vice President and Chief Financial Officer of CenterPoint Energy, and Mr. Rogers previously served as an alternate director of the Board appointed by CenterPoint Energy.

Neither the Enable GP nor the Partnership has entered into any material contract, plan or arrangement with, or will provide any compensation to, Mr. Rogers. There are no material arrangements or understandings between Mr. Rogers and any other person pursuant to which Mr. Rogers was appointed to serve as a director that are not described above. Mr. Rogers has not been appointed, and is not currently expected to be appointed, to any committee of the Board.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ Tom Levescy
Tom Levescy
Senior Vice President, Chief Accounting Officer and Controller

Date: August 3, 2015